UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant:  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

CONN’S, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

The sole purpose of this filing is to correct a typographical error in the Notice of 2023 Annual Meeting of Stockholders (the “Notice”) of Conn’s, Inc. (the “Company”), as filed with the Securities and Exchange Commission on April 13, 2023 as part of the Company’s proxy materials for its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The Notice had mistakenly listed the date of the Annual Meeting as May 24, 2022 in the lead paragraph. The correct date for the Annual Meeting is May 24, 2023. There are no other changes to any other parts of the Company’s proxy materials concerning the Annual Meeting. The corrected version of the relevant page of the Company’s proxy is included below.

CONN’S, INC.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 24, 2023

Location Information

2445 Technology Forest Blvd.

Building 4, Suite 800

The Woodlands, Texas 77381

To the Stockholders of Conn’s, Inc.:

NOTICE IS HEREBY GIVEN that the 2023 annual meeting of stockholders of Conn’s, Inc. will be held on Wednesday, May 24, 2023, at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381, commencing at 12:00 P.M., Central Daylight Time, for the following purposes:

1.	to elect the eight directors nominated by our Board of Directors and named in this proxy statement;

2.	to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2024;

3.	to hold a non-binding advisory vote to approve the compensation of our named executive officers;

4.	to hold a non-binding advisory vote on the frequency of holding an advisory vote on compensation of our named executive officers;

5.	to approve the adoption of the Amended 2020 Omnibus Equity Plan; and

6.	to transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on April 3, 2023 are entitled to notice of, and to vote at, the 2023 annual meeting of stockholders, or any postponement or adjournment thereof. A list of such stockholders, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each such stockholder, will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours for a period of at least ten days prior to the meeting at our principal executive offices located at 2445 Technology Forest Blvd., Building 4, Suite 800, The Woodlands, Texas 77381. If you plan on attending in person, you will need to provide proof of stock ownership, such as an account or brokerage statement reflecting stock ownership as of the record date, and a form of valid government-issued picture identification, such as a driver’s license or passport.

We are pleased to take advantage of the U.S. Securities and Exchange Commission (“SEC”) rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, on or about April 13, 2023, we are mailing to our stockholders, other than those who previously requested electronic or paper delivery of proxy materials, a Notice of Internet Availability of Proxy Materials (the “Notice”) for the fiscal year ended January 31, 2023. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 31, 2023, and a form of proxy card or voting instruction card. It is very important that your shares are represented and voted at the meeting. As explained in further detail in the Notice, your shares may be voted via a toll-free telephone number, on the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided. Your proxy card will not be used if you are present at the meeting and prefer to vote in person, or if you revoke your proxy.

By Order of the Board of Directors,

Mark L. Prior

Senior Vice President, General Counsel and Secretary

April 13, 2023

The Woodlands, Texas